SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

American Mold Guard, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN MOLD GUARD, INC

NOTICE OF ANNUAL MEETING

and

PROXY STATEMENT

Annual meeting of stockholders

to be held on June 1, 2007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

The American Mold Guard, Inc. Annual Meeting of Stockholders will be held at the Doubletree Guest Suites Doheny Beach, 34402 Pacific Coast Highway, Dana Point, California 92629, at 10:00 a.m. Pacific Time on Friday June 1, 2007. Only stockholders of record at the close of business on April 2, 2007 will be entitled to vote. At the Meeting we will ask our stockholders to act on the following matters:

1.	Elect six directors to serve until the next Annual Meeting of Stockholders. We intend to nominate the following incumbent directors for reelection:

Thomas Blakeley	James Crofton
Frank Brandenberg	John W. Martin
Dario Bianchi	Robert D. Simplot

2.	Approve the amendment of the American Mold Guard Equity Incentive Plan to increase the number of shares of common stock available for issuance under the plan by 1,074,845 shares (from 425,155 shares to 1,500,000 shares).

3.	Ratify the appointment of Haskell & White LLP as our independent registered public accountants for 2007.

4.	Transact any other business that is properly presented at the Meeting or any adjournment or postponement of the Meeting.

We have described each of these matters in more detail in the enclosed Proxy Statement that accompanies this Notice. We have also enclosed a copy of our Annual Report for our year ended December 31, 2006. Please use this opportunity to take part in American Mold Guard’s affairs by voting your shares.

By Order of the Board of Directors,

John W. Martin
General Counsel and Corporate Secretary
April 30, 2007

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY

COMPLETING AND RETURNING THE ENCLOSED PROXY CARD.

AMERICAN MOLD GUARD, INC.

30200 Rancho Viejo Road, Suite G

San Juan Capistrano, California 92675

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 1, 2007

PART 1

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

American Mold Guard’s Board of Directors is asking for your proxy for use at the American Mold Guard, Inc. Annual Meeting of Stockholders and at any adjournment or postponement of the Meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are holding the Meeting on Friday June 1, 2007 at 10:00 a.m., Pacific Time, at the Doubletree Guest Suites Doheny Beach, 34402 Pacific Coast Highway, Dana Point, California 92629. We are initially mailing this Proxy Statement and proxy to American Mold Guard stockholders around May 1, 2007.

Record Date, Outstanding Shares and Quorum

Only holders of record of American Mold Guard common stock at the close of business on April 2, 2007 (called the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, we had 4,631,623 shares of common stock outstanding and entitled to vote, with approximately 92 stockholders of record. We need a quorum to take action at the Meeting. We will have a quorum at the Meeting if a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of American Mold Guard common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (called “broker non-votes”) will also be counted as present in determining whether we have a quorum.

If by the date of the Meeting we do not receive sufficient votes to constitute a quorum or approve one or more of the proposals, the Chair of the Meeting, or the persons named as proxies, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies would generally exercise their authority to vote in favor of adjournment.

Voting Rights

Holders of our common stock are entitled to one vote for each share they held on the Record Date. Cumulative voting for directors is not permitted. Directors will be elected by a plurality of the votes cast by the shares of common stock present (either in person or by proxy) at the Meeting. This means that the six nominees with the most votes will be elected. Proposals 2 and 3 must be approved by a majority of the shares of common stock voting for or against the proposal. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will have no effect on the outcome of the proposals. The Inspector of Elections appointed for the Meeting will tabulate all votes. The Inspector will separately tabulate yes and no votes, abstentions and broker non-votes for each proposal.

American Mold Guard’s executive officers have an interest in approval of Proposal 2 because they, along with all other individuals eligible to participate in the American Mold Guard Equity Incentive Plan, will be able to purchase additional shares of our stock that are available for purchase under the terms provided by the plan.

Appointment of Proxies

Those stockholders who desire to be represented at the Meeting by proxy must deposit their properly executed proxy with the Corporate Secretary of American Mold Guard, John W. Martin, 30200 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the day of the Meeting, or adjournment or adjournments thereof. A proxy must be executed by the stockholder or his or her attorney authorized in writing, or if the stockholder is a corporation, under its seal by an officer or attorney thereof duly authorized. Persons signing as executors, administrators, trustees, or otherwise on behalf of a stockholder, should so indicate and give their full title as such.

The persons named in the accompanying proxy are directors and officers of American Mold Guard. A stockholder has the right to appoint a person (who need not be an American Mold Guard stockholder) to attend and act on such stockholder’s behalf at the Meeting other than the persons named in the proxy. To exercise this right, the stockholder must strike out the name of the persons named in the proxy and insert the name of his or her nominee in the space provided or complete another appropriate form of proxy and, in either case, deposit the proxy with American Mold Guard at the place and within the time specified above for deposit of proxies.

Persons Making the Solicitation

The solicitation is made on behalf of the management of American Mold Guard. The costs incurred in the preparation and mailing of the Notice of Meeting, this Proxy Statement and the proxy will be borne by American Mold Guard. In addition to solicitation by mail, proxies may be solicited by personal interviews, telephone or by other means of communication and by directors and officers of American Mold Guard, who will not be specifically remunerated therefor. While no arrangements have been made to date, American Mold Guard may contract for the distribution and solicitation of proxies for the Meeting. The costs incurred by American Mold Guard in soliciting proxies will be paid by American Mold Guard.

Exercise of Discretion by Proxy

The shares of common stock represented by the proxy enclosed with this Proxy Statement will be voted in accordance with the instructions of the stockholder, but if no specification is made, the shares of common stock will be voted in favor of the matters set forth in the proxy. If any amendments or variations are proposed at the Meeting or any adjournment thereof to matters set forth in the proxy and described in the accompanying Notice of Meeting and this Proxy Statement, or if any other matters properly come before the Meeting or any adjournment thereof, the proxy confers upon the stockholder’s nominee discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting. At the date of this Proxy Statement, management of American Mold Guard knows of no such amendments or variations or other matters to come before the Meeting.

Revocation of Proxies

A registered stockholder who has given a proxy has the power to revoke it. If a person who has given a proxy attends personally at the Meeting at which the proxy is to be voted, such person may revoke the proxy and vote in person. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing signed by the stockholder or such registered stockholder’s attorney authorized in writing, or, if the registered stockholder is a corporation, signed by a duly authorized officer or attorney for the corporation, and deposited at the registered office of American Mold Guard at any time up to and including the last day (other than Saturdays, Sundays and holidays) preceding the day of the Meeting at which the proxy is to be used, or any adjournment or adjournments thereof, or with the chairman of the Meeting on the day of the Meeting, or on the day of any adjournment thereof, prior to the commencement of the Meeting.

Advice to Beneficial Holders of Securities

The information set forth in this section is of significant importance to many public stockholders of American Mold Guard, as a substantial number of the public stockholders of American Mold Guard do not hold shares of common stock in their own name. Stockholders who do not hold their shares of common stock in their own name (referred to in this Proxy Statement as “Beneficial Stockholders”) should note that only proxies deposited by stockholders whose names appear on the records of American Mold Guard as the registered holders of shares of common stock can be recognized and acted upon at the Meeting. If shares of common stock are listed in an account statement provided to a stockholder by a broker, then in almost all cases those shares of common stock will not be registered in the stockholder’s name on the records of American Mold Guard. Such shares of common stock will more likely be registered under the name of the stockholder’s broker or an agent of that broker. Shares of common stock held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Stockholder. Without specific instructions, brokers/nominees are prohibited from voting shares of common stock for their clients. The directors and officers of American Mold Guard do not know for whose benefit the shares of common stock registered in the name of a broker or agent are held. Applicable regulations require intermediaries/brokers to seek voting instructions from Beneficial Stockholders in advance of stockholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Stockholders in order to ensure that their shares of common stock are voted at the Meeting. Often, the form of proxy supplied to a Beneficial Stockholder by its broker is identical to the form of proxy provided to registered stockholders. However, its purpose is limited to instructing the registered stockholders how to vote on behalf of the Beneficial Stockholder.

The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communications (“ADP”). ADP typically applies a special sticker to the proxy forms, mails those forms to the Beneficial Stockholders and asks Beneficial Stockholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at the Meeting. A Beneficial Stockholder receiving a proxy with an ADP sticker on it cannot use that proxy to vote shares of common stock directly at the Meeting. Accordingly, it is strongly suggested that Beneficial Stockholders return their completed instructions or proxies as directed by ADP well in advance of the Meeting in order to have the shares of common stock voted.

Shareholder Proposals

We have not adopted formal policies or procedures by which our stockholders may recommend nominees to our board of directors. To date, we have not received any recommendations from stockholders requesting that our board of directors or our Nominating and Corporate Governance Committee consider a candidate for inclusion among our slate of nominees in our Proxy Statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. We will consider this matter fully during the upcoming year with a view to adopting and publishing a policy on shareholder communications for director nominees prior to the 2008 Annual Meeting of Stockholders.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct which applies to all our directors, officers and employees, including our Chief Executive Officer, President and Chief Operating Officer, our Chief Financial Officer and all persons performing similar functions. The Code of Ethics and Business Conduct is posted on our website at www.americanmoldguard.com (under the “Investor Relations — Corporate Governance” caption). We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Ethics and Business Conduct by posting any such amendments or waivers on our website.

PART II

MATTERS TO BE ACTED UPON AT THE MEETING

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors currently has six members, who stockholders elect to serve one-year terms. We are not aware that any nominee set forth below is unable or unwilling to serve. However, if any nominee is unable or for good cause unwilling to serve, the proxy holders may decide to vote the shares for any substitute nominee.

Nominees

The following table shows American Mold Guard’s nominees for election, all of whom currently serve as members of American Mold Guard’s board of directors. Each nominee, if elected, will serve until the next Annual Meeting of Stockholders and until a qualified successor is elected, unless the nominee resigns or is removed from the Board of Directors before then.

Name of Director	Age	Principal Occupation	Director Since
Thomas Blakeley	48	Chairman of the Board and Chief Executive Officer	2003
Dario Bianchi(2)	65	President, Capitalife, Inc. and Managing Director, Siena Financial Services	2006
Frank Brandenberg(1)(2)(3)	60	Chairman of the Board, Kemet Corporation	2006
James Crofton(1)(2)(3)	55	Senior Vice President and Chief Financial Officer, Sarnoff Corporation	2006
John W. Martin	48	Principal, Law Office of John W. Martin	2003
Robert D. Simplot(1)	52	President and Chief Executive Officer, RCG Information Technology, Inc.	2006

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Biographical Information

THOMAS BLAKELEY has been our Chief Executive Officer and chairman of the board since January 2003. Mr. Blakeley founded us as a sole proprietorship in September 2002 and incorporated us in January 2003. From July 2001 through September 2002, Mr. Blakeley was retired. From January 1999 through June 2001, Mr. Blakeley was the president, chief executive officer and chairman of the board of MindArrow Systems, Inc., a provider of online direct marketing services.

DARIO BIANCHI has served as a director since August 2006. Since 2004, Mr. Bianchi has been the president of Capitalife, Inc. and managing director of Siena Financial Services. Capitalife, Inc. and Sienna Financial Services are international consulting firms offering specialized services such as marketing, strategic planning, due diligence and investment advisory to the life sciences industry, government entities and to institutional investors.

FRANK BRANDENBERG has served as a director since April 2006. Since October 2003, Mr. Brandenberg has been a member of the board of directors of Kemet Corporation, a New York Stock Exchange (KEM) diversified electronics company, and in March 2005 was named its chairman of the board. From April 2001 through December 2003, when he retired, Mr. Brandenberg was a vice president and sector president of Northrop Grumman Corporation. From December 1999 through April 2001, he was a group executive and a corporate senior vice president for Litton Industries.

JAMES CROFTON has served as a director since April 2006. Since February 1999, Mr. Crofton has been senior vice president and the chief financial officer of Sarnoff Corporation, a wholly-owned subsidiary of SRI International, Inc., that focuses on product development and marketing services. Mr. Crofton also serves on the board of directors of Columbia Laboratories, Inc. (NasdaqNM: CBRX) and serves as a member of its Audit Committee and Scientific Committee.

JOHN W. MARTIN has served as a director since April 2003 and was appointed our Corporate Secretary in March 2006. Mr. Martin is also the sole proprietor of the Law Office of John W. Martin, a Los Angeles-based law firm specializing in corporate and securities law, which he founded in 1989.

ROBERT SIMPLOT has served as a director since September 2006. Since 1999, Mr. Simplot has been the president and chief executive officer of RCG Information Technology, an information technology consulting firm.

The Board of Directors recommends a vote FOR the election

of each of the nominated directors.

PROPOSAL 2:

AMENDMENT OF THE EQUITY INCENTIVE PLAN TO ADD 1,074,845 AUTHORIZED SHARES

We are asking stockholders to approve the amendment of the American Mold Guard Equity Incentive Plan to increase the number of shares of common stock that are authorized and reserved for issuance under the Equity Incentive Plan by 1,074,845 shares (from 425,155 shares to 1,500,000 shares).

We adopted the Equity Incentive Plan as a means of attracting and retaining the personnel necessary for our success. The Equity Incentive Plan gives our board of directors the ability to provide incentives through grants of shares of our common stock, stock options and restricted stock awards to our full-time key employees, consultants and directors. We are increasing the number of shares authorized and reserved for issuance under the Equity Incentive Plan to enable us to continue providing this benefit to new and current employees, consultants and directors.

The Equity Incentive Plan is described below.

Equity Incentive Plan Background

The Equity Incentive Plan was adopted in April 2003 and has a ten-year term. The Compensation Committee of the Board of Directors administers the Equity Incentive Plan and is responsible for interpreting its provisions. In February 2007, the Board of Directors approved the amendment of the Equity Incentive Plan, subject to stockholder approval, to increase the number of shares of American Mold Guard’s common stock authorized and reserved for issuance under the Equity Incentive Plan by 1,074,845 shares (from 425,155 shares to 1,500,000 shares). We are asking stockholders to approve the share increase in this Proposal 2.

As of April 2, 2007, there were 127,347 shares of common stock available for future awards under the Equity Incentive Plan, not including the 1,074,845 shares of common stock for which we are seeking approval. The closing price of American Mold Guard’s common stock on the Nasdaq Capital Market on April 2, 2007 was $1.94 per share.

Stock Options

The Equity Incentive Plan authorizes the granting of options, including options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (“Incentive Stock Options”). The Compensation Committee determines the period of time during which a stock option may be exercised, as well as any vesting schedule, except that no stock option may be exercised more than 10 years after its date of grant. The exercise price for shares of our common stock covered by an Incentive Stock Option cannot be less than the fair market value of our common stock on the date of grant; provided that the exercise of an Incentive Stock Option granted to an eligible employee that owns more than 10% of the voting power of all classes of our capital stock must be at least 110% of the fair market value of our common stock on the grant date. The aggregate fair market value of shares subject to an Incentive Stock Option exercisable for the first time by an optionholder may not exceed $100,000 in any calendar year.

Restricted Stock Awards

The Equity Incentive plan authorizes the granting of restricted stock awards on terms and conditions established by the Compensation Committee. The terms and conditions include the designation of a restriction period during which shares of common stock that are issued to a recipient are not transferable and are subject to forfeiture back to us if during the restriction period the recipient fails to meet certain agreed upon conditions.

Stock Appreciation Rights

In connection with the grant of an option under the Equity Incentive Plan, the applicable stock option agreement may grant stock appreciation rights (SARs) entitling the participant to receive a distribution equal to some or all of the excess of their fair market value of shares of common stock covered by the unexercised portion of the corresponding stock option over the exercise price of such shares of common stock. Such distributions are payable in cash or shares of common stock, or a combination thereof, as determined by the Compensation

Committee. No SAR may be exercised in whole or in part, other than (i) in connection with the comtemporaneous surrender without exercise of the corresponding stock option; or (ii) except to the extent the corresponding option is exercisable on the date the SAR is exercised; or (iii) unless the class of stock subject to the option is traded on a national securities exchange or is quoted on the Nasdaq Stock Market.

The Board of Directors recommends a vote FOR approval of the proposed amendment of the Equity Incentive Plan.

PROPOSAL 3:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have selected Haskell & White LLP as our independent registered public accountants to perform the audit of American Mold Guard’s consolidated financial statements for the year ending December 31, 2007, and we are asking stockholders to ratify our selection. Representatives of Haskell & White LLP are not expected to attend the Meeting.

Fees Paid to Haskell & White LLP

The following table sets forth the aggregate fees for audit services billed by Haskell & White LLP for the years ended December 31, 2006 and 2005, as well as fees billed for other professional services rendered by Haskell & White LLP during those periods:

Fee Category	Year Ended December 31, 2006	Year Ended December 31, 2005
Audit Fees (1)	$203,576	$92,010
Audit-Related Fees (2)	—	—
Tax Fees (3)	25,920	—

Total All Fees	$229,496	$92,010

(1)	Audit Fees. Consists of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports, and services that are normally provided by Haskell & White in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”
(3)	Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accountants

The Audit Committee’s policy is to pre-approve at the beginning of each year all audit and permissible non-audit services to be provided by the independent registered public accountants during that year. The Audit Committee pre-approves these services by authorizing specific projects within the categories of service outlined above, subject to a budget for each category. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The independent registered public accountants and management must report to the Audit Committee actual fees versus the budget periodically throughout the year.

The Board of Directors recommends a vote FOR ratification of the selection of Haskell & White LLP as our independent registered public accountants for 2007.

PART III

INFORMATION CONCERNING THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows shares of American Mold Guard’s common stock that we believe are owned as of April 2, 2007 by:

•	Each stockholder owning 5% or more of the common stock,

•	Each Named Officer (defined on page 16),

•	Each director, and

•	All current directors and executive officers as a group.

We calculated the “Percent of Class” based on 4,631,623 shares of Common Stock outstanding on April 2, 2007. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 2, 2007 (June 1, 2007) are deemed to be outstanding and to be beneficially owned by the person holding such option for the purpose of computing the number of shares of common stock beneficially owned by that person, as well as the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
5% Shareholder:
Chester L.F. and Jacqueline M. Paulson, as Joint Tenants (2)	675,108	12.8%

Austin W. Marxe and David M. Greenhouse, as Joint Tenants (3)	598,800	12.0%

Executive Officers:
Thomas Blakeley (4)	234,002	5.0%

Mark Davidson (5)	100,689	2.1%

Paul Bowman (6)	18,333	*

Directors:
John W. Martin (7)	79,653	1.6%

Frank Brandenberg	5,000	*

James Crofton	10,000	*

Dario Bianchi	5,000	*

Robert Simplot	5,000	*

Executive officers and directors as a group (8 persons)	457,677	10.0%

*	Indicates ownership of less than 1%.
(1)	Unless indicated in the following notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Unless indicated in the following notes, the address of each beneficial owner is in care of American Mold Guard, Inc. at 30200 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675.
(2)	We obtained information about shares beneficially owned by Chester L.F. and Jacqueline Paulson (the “Paulson’s”) from a Schedule 13G filed by the Paulson’s with the Securities and Exchange Commission reporting share ownership as of February 27, 2007. The Paulson’s’ address is 811 SW Naito Parkway, Suite 200, Portland, Oregon 97204.
(3)	We obtained information about shares beneficially owned by Austin W. Marxe and David M. Greenhouse (“Marxe & Greenhouse”) from a Schedule 13G filed by Marxe & Greenhouse with the Securities and Exchange Commission reporting share ownership as of February 13, 2007. Marxe & Greenhouse’s address is 527 Madison Avenue, Suite 2600, New York, New York 10022.
(4)	Includes 15,589 shares issuable upon exercise of options held by Mr. Blakeley.
(5)	Includes 66,433 shares issuable upon exercise of options held by Mr. Davidson.
(6)	Includes 13,333 shares issuable upon exercise of options held by Mr. Bowman.
(7)	Includes 20,407 shares issuable upon exercise of options held by Mr. Martin.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Board Mandate

The mandate of our board of directors is to supervise the management of the business and affairs of American Mold Guard and to act with a view to the best interests of American Mold Guard. In fulfilling its mandate, the Board of Directors, among other matters, is responsible for:

•	reviewing and assessing our operations with a view to insuring the best performance is achieved;

•	reviewing and approving major development activities of American Mold Guard including major acquisitions, investments and divestitures outside the ordinary course of business;

•	approving operating and capital budgets;

•	reviewing and assessing the performance of senior management including the Chief Executive Officer, the Chief Operating Officer and President, and the Chief Financial Officer;

•	reviewing and approving prospects for additional senior management positions;

•	reviewing and approving major financing activities;

•	reviewing and approving our annual and quarterly financial statements;

•	reviewing and approving compensation of our Chief Executive Officer and other senior executives;

•	reviewing our share compensation plan for employees, management and executives;

•	reviewing and approving any securities offerings effectuated by us; and

•	reviewing our internal control and management information systems.

Inherent in the mandate of the Board is the responsibility to review American Mold Guard’s strategic planning, risk management, succession planning (including appointing, training and monitoring senior management), stockholder communications and the integrity of our internal control and management information systems. These matters are routinely dealt with by the Board throughout the year.

There were six meetings of the Board of Directors held in 2006. All directors receive a quarterly report from American Mold Guard’s finance group containing an operations update, financial overview and other pertinent information, including a detailed comparison of our actual operations versus budgeted operations. Our Chief Executive Officer, Chief Operating Officer and President, and Chief Financial Officer are regularly available for discussions with our directors concerning any questions or comments which may arise between meetings.

Board Composition

Our board of directors consists of six directors. The relatively small size of the Board has enabled it to be extremely flexible with regard to scheduling meetings, including unplanned meetings, which are called in order to discuss significant transactions or events.

The proposed Board of Directors will consist of four independent directors and two related directors within the meaning of the Nasdaq Marketplace Rules. The four independent directors will be Dario Bianchi, Frank Brandenberg, James Crofton and Robert Simplot.

In determining whether our directors are independent, we considered the guidelines prescribed by the Securities and Exchange Commission and the Nasdaq Marketplace Rules, examined the factual circumstances of each director and concluded that the four individuals listed in the preceding paragraph were independent from management and were free from any interest and any business or other relationship which would or could reasonably be perceived to, materially interfere with their ability to act in our best interests. The current ratio of independent to non-independent directors is compliant with the existing listing requirements of the Nasdaq Marketplace Rules.

Currently, the Board of Directors does not have a formal policy whereby stockholders can send communications directly to the Board or any of its directors individually. Our investor relations department receives all stockholder communications and in the event communications are directed to any specific Board member or the whole of the Board, those communications are promptly forwarded to the appropriate individual(s).

During the year ended December 31, 2006, each director attended at least 75% of the total number of Board meetings, or committee meetings on which such director served, during that period.

Independence from Management

In order to ensure that the Board of Directors can function independently from management, there is only one member of management on the Board of Directors, that member being Thomas Blakeley, the Company’s Chairman of the Board and Chief Executive Officer. Further, the Audit Committee is comprised solely of independent directors, and no members of management are included on any of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee.

Board Committees

The Board of Directors has three committees. These committees are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee periodically meets separately with management, the independent registered public accounting firm, and our general counsel to perform its responsibilities. The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm (with appointment subject to shareholder ratification, as noted on page 8 of this Proxy Statement) and is charged with reviewing and approving all services performed for us by the independent registered public accounting firm and for reviewing and approving related fees. The independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee reviews the independent registered public accounting firm’s qualifications, reviews all relationships between American Mold Guard and the independent registered public accounting firm to assess their independence, and approves non-audit services, if any, rendered by the independent registered public accounting firm. In addition, the Audit Committee ensures the regular rotation of the lead audit partner and concurring partner every five years and considers whether it would be appropriate to implement a regular rotation of the independent registered public accounting firm.

The Audit Committee reviews and discusses the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, and reviews any certification, report, opinion, or review rendered by the independent registered public accounting firm in connection with those financial statements.

The Audit Committee reviews and approves the scope and plan of the work to be done by American Mold Guard’s internal finance function and reviews the results of such work. The Audit Committee periodically reviews with our Chief Financial Officer the adequacy of American Mold Guard’s internal controls and corporate compliance structures, including computerized information system controls and security.

The Audit Committee periodically reviews our policies and procedures regarding compliance with American Mold Guard’s Code of Ethics and Business Conduct, and methods for disseminating information regarding the foregoing policies, and it reviews corrective actions taken by us when significant internal or corporate compliance problems are reported. The Audit Committee discusses generally our policies with respect to risk assessment and risk management. The Audit Committee establishes procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and allows for the confidential, anonymous submission of concerns by employees.

For a complete list of responsibilities and other information, you should refer to the Audit Committee Charter on our Web site at www.americanmoldguard.com/Investor Relations, or which is attached to this Proxy Statement as Appendix A, or which is available upon written request to the Corporate Secretary, American Mold Guard, Inc. 30200 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675.

The Audit Committee is comprised of three members and met four times in 2006. The current members of the Audit Committee are James Crofton (Chair), Frank Brandenberg and Robert Simplot. All members of the Audit Committee are financially literate. The Board of Directors appoints at least one member of the Audit Committee who, in the Board’s business judgment, is an “Audit Committee Financial Expert,” as such term is defined by the Securities and Exchange Commission. The Board of Directors has determined that Mr. Crofton meets this definition.

Compensation Committee

The Compensation Committee is responsible for reviewing and recommending to the Board of Directors the compensation of certain senior-level officers, including the Chief Executive Officer, for reviewing and endorsing a compensation philosophy that supports competitive pay for performance and is consistent with our corporate strategy, and for assisting the Board of Directors in establishing appropriate incentive compensation and equity-based plans. The Compensation Committee is responsible for administering such plans in order to attract, retain and motivate skilled and talented executives and to align such plans with company and business unit performance, business strategies, and growth in shareholder value. The Compensation Committee is also responsible for reviewing, approving, and presenting to the Board of Directors corporate goals and objectives relevant to the compensation of the Chief Executive Officer, and for the evaluation of the performance of the Chief Executive Officer in light of such goals. In addition to the foregoing, you should refer to our discussion of the activities of the Compensation Committee that can be found later in this Proxy Statement under the heading of “Executive Compensation.”

For a complete list of the responsibilities of the Compensation Committee, and other information regarding the Compensation Committee, you should refer to the Compensation Committee Charter on our Web site at www.americanmoldguard.com/Investor Relations, or which is available upon written request to the Corporate Secretary, American Mold Guard, Inc. 30200 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675.

The Compensation Committee is comprised of three members and formally met one time in 2006. The current members of this committee are Dario Bianchi (Chair), Frank Brandenberg and James Crofton.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee develops, recommends to the Board, and periodically reviews corporate governance principles and performs the functions of a nominating committee by making recommendations to the Board concerning possible Board candidates. The Nominating and Corporate Governance Committee annually assesses the size and composition of the Board of Directors in light of our operating requirements and the current makeup of the Board, and is responsible for developing and monitoring membership qualifications for the Board of Directors and all Board committees, including director independence recommendations. Also, the Nominating and Corporate Governance Committee oversees the evaluation of the Board of Directors.

In consultation with our Chief Executive Officer and the full Board, the Nominating and Corporate Governance Committee searches for, recruits, screens, interviews, and recommends prospective directors, as required, to provide an appropriate balance of knowledge, experience, and capability on the Board of Directors. The Nominating and Corporate Governance Committee is guided by its charter and other applicable laws and regulations in recruiting and selecting director candidates. Assessments of prospective Board or committee candidates include, at a minimum, issues of diversity, age, background and training, business or administrative experience and skills, dedication and commitment, business judgment, analytical skills, problem-solving abilities, and familiarity with regulatory environments. In addition, the Nominating and Corporate Governance Committee may consider such other attributes as it deems appropriate, all in the context of the perceived needs of the Board or applicable committee at that point in time.

For a complete list of responsibilities of the Nominating and Corporate Governance Committee, and other information regarding the Nominating and Corporate Governance Committee, you should refer to the Nominating and Corporate Governance Committee Charter on our Web site at www.americanmoldguard.com/Investor Relations, or which is available upon written request to the Corporate Secretary, American Mold Guard, Inc. 30200 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675.

The Nominating and Corporate Governance Committee is comprised of two members and met two times in 2006. The current members of the Nominating and Corporate Governance Committee are Frank Brandenberg (Chair) and James Crofton.

EXECUTIVE COMPENSATION

Overview

The Compensation Committee assists the Board of Directors in its responsibilities relating to executive compensation and in fulfilling its responsibilities relating to our compensation and benefit programs and policies. The Compensation Committee may make recommendations with respect to our compensation plans and reviews and approves the compensation of our executive officers. The Compensation Committee currently consists of three directors, all of whom are independent under applicable Nasdaq Stock Market and Securities and Exchange Commission standards. The Compensation Committee receives recommendations from our Chief Executive Officer regarding the compensation of executive officers.

Compensation Philosophy and Objectives

Our executive compensation policies are designed to achieve four primary objectives: (i) attract and retain well-qualified executives who will lead us and inspire superior performance; (ii) provide incentives for achievement of corporate goals and individual performance; (iii) provide incentives for achievement of long-term stockholder return; and (iv) align the interests of management with those of the stockholders to encourage continuing increases in stockholder value.

Elements of Compensation

The following are components of our executives’ compensation that are intended to accomplish one or more of the compensation objectives discussed above:

Base Salary and Benefits. To attract and retain officers with exceptional abilities and talent, annual base salaries are set to provide competitive levels of compensation. The Compensation Committee considers each officer’s performance, current compensation, and responsibilities within our company. The Compensation Committee considers base salaries paid by competitors within our peer group and those paid by other businesses of comparable size. The Compensation Committee also considers past individual performance and achievements when establishing base salaries.

Annual Cash Bonus Incentives. Annual cash bonus incentives are sometimes used to reward our employees. The current bonus plan is under review and development by the Compensation Committee. It is expected that any current bonus plan ultimately approved by the Compensation Committee will provide that bonuses may be earned by our executives upon the achievement of certain metrics such as the meeting of annual performance targets as set out in annual budgets and financial plans presented to the Board of Directors, as well as management’s success in increasing revenues, expanding sales and achieving and maintaining profitability.

Longer-Term Equity-Based Incentives. A portion of potential career compensation is also linked to corporate performance through equity-based compensation awards, historically in the form of stock option grants. Equity-based compensation awards to our employees are effectuated through our Equity Incentive Plan. Stock options granted under the Equity Incentive Plan generally vest one-third after 12 months while the remainder vests ratably in quarterly installments over the following two-year period. All unexercised options expire after five years from the date of grant. As of April 2, 2007, all stock options granted to our executive officers are fully vested with the exception of options covering 2,834 shares held by Thomas Blakeley, our Chief Executive Officer, options covering 2,834 shares held by Mark Davidson, our President and Chief Operating Officer, and options covering 40,000 shares held by Paul Bowman, our Chief Financial Officer.

Awards under our Equity Incentive Plan are designed to: (i) more closely align executive officer and stockholder interests; (ii) reward key employees for building stockholder value; and (iii) encourage long-term investment in American Mold Guard by participating officers.

Although we do not have specific stock ownership guidelines, the Compensation Committee believes that stock ownership by management has been demonstrated to be beneficial to stockholders.

We have never made awards of restricted stock to our executive officers.

Executive Employment Agreements

We have employment agreements with Thomas Blakeley, our Chief Executive Officer, Mark Davidson, our President and Chief Operating Officer and Paul Bowman, our Chief Financial Officer.

Our employment agreement with Mr. Blakeley has a five-year term that commenced January 1, 2004 and automatically renews for successive three-year terms unless either party to the agreement gives the other party to the agreement 90 days’ prior written notice of his or its intent not to renew. Mr. Blakeley’s current base salary is $270,000 per year. The base salary is increased based on our achieving various revenue milestones as set forth in the following table.

Quarterly Revenue	Base Salary
$4,000,000	$320,000
$5,500,000	$370,000
$7,000,000	$420,000
$8,500,000	$470,000

In addition, Mr. Blakeley is entitled to discretionary bonuses as considered and evaluated by the Compensation Committee, and to participate in our Equity Incentive Plan and fringe benefit programs, including a car allowance.

In the event we terminate Mr. Blakeley’s employment for any reason other than death, disability or “justifiable cause” (defined to include any willful breach by Mr. Blakeley of his duties under the agreement or his conviction of any crime involving our property or any crime constituting a felony), Mr. Blakeley would be entitled to a severance payment equal to 24 months of his current monthly base salary plus target bonus as in effect on the last day of his employment and reimbursement for the cost of maintaining his medical and dental insurance for 24 months. In the event of a termination in connection with a “change in control” or by Mr. Blakeley for “good reason” (defined to include a relocation more than 30 miles from Irvine, California and a material reduction of Mr. Blakeley’s base salary, duties or authority), he is entitled to a lump sum payment equal to his unpaid, annualized base salary for the remainder of the year in which the termination occurs and a lump sum payment equal to three times the highest annual compensation (salary plus bonus) for any of the three calendar years immediately preceding the date of termination.

Mr. Blakeley’s employment agreement also contains confidentiality and non-solicitation provisions as well as a provision under which he assigns all of his rights to inventions and discoveries made or conceived during his employment.

In July 2004, we entered into an employment agreement with Mr. Davidson. The terms, provisions and conditions of Mr. Davidson’s employment agreement are identical in all material respects to those of Mr. Blakeley’s employment agreement except (i) Mr. Davidson’s current annual base salary is $180,000; and (ii) the schedule for increases in Mr. Davidson’s base salary is as follows:

Quarterly Revenue	Base Salary
$4,000,000	$210,000
$5,500,000	$240,000
$7,000,000	$270,000
$8,500,000	$300,000

On May 15, 2006, we entered into an employment agreement with Mr. Bowman. The terms, provisions and conditions of Mr. Bowman’s employment agreement are identical in all material respects to those of Mr. Blakeley’s and Mr. Davidson’s employment agreement except (i) Mr. Bowman is entitled to an annual base salary of $180,000; and (ii) because Mr. Bowman’s base salary is not subject to increase based upon quarterly revenue increases, Mr. Bowman’s annual salary is subject to review every six months by the Board of Directors to determine whether Mr. Bowman should receive a salary increase.

Compensation of Key Employees Other Than Our Named Executive Officers

Our key employees other than our Named Executive Officers are compensated through a mix of salary, commissions, incentive compensation and stock option grants. Factors considered in establishing the compensation for key employees other than our Named Executive Officers include (i) our operating performance, operating margin, and revenue and net income growth rates, (ii) revenue and net income growth rates for specific areas, divisions or sectors that such key employees are responsible for, (iii) team-building skills, past individual performance and future potential with us, (iv) local compensation levels and cost of living and (v) the suggestions of our Chief Executive Officer.

Summary Compensation Table

The following table sets forth information concerning the total compensation for the year 2006 awarded to, earned by, or paid to those persons, who were, at December 31, 2006, Named Executive Officers.

SUMMARY COMPENSATION
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Options Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)(4)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Thomas Blakeley Chairman and CEO	2006	205,000	123,859	(1)	—	—		60,750	—	25,306	(5)	414,915
Mark Davidson President and COO	2006	178,000	—		—	—		32,400	—	14,354	(6)	224,754
Paul Bowman CFO	2006	120,000	—		—	20,144	(3)	27,000	—	12,000	(7)	179,144

(1)	This amount represents a bonus paid to Mr. Blakeley in connection with his efforts related to the consummation of our initial public offering as discussed further in this Proxy Statement under the heading “Related Party Transactions.”
(2)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fair value of options granted in 2006 in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 123R. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our policies and assumptions made in valuation of share based payments are contained in Note 1 to our December 31, 2006 financial statements.
(3)	This amount represents the grant of options covering 40,000 shares of our common stock to Mr. Bowman upon his appointment as our Chief Financial Officer on May 3, 2006.

(4)	All amounts in this column represent performance related bonuses earned but not paid in 2006 to the Named Executive Officers.
(5)	This amount represents a monthly automobile allowance of $22,988 and a discretionary expense reimbursement of $2,318 paid to Mr. Blakeley as authorized in his employment agreement dated January 1, 2004 which allows for a maximum automobile allowance of $2,200 per month and a maximum of $5,000 per month of discretionary expense.
(6)	This amount represents a monthly automobile allowance paid to Mr. Davidson
(7)	This amount represents a monthly automobile allowance paid to Mr. Bowman

Outstanding Equity Awards at Year-End

The following table sets forth information concerning all equity awards held by our Named Executive Officers as of December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS					STOCK AWARDS
Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
12,282	4,724	—	3.68	9/20/2009	—	—	—	—
20,387	5,123	—	3.68	3/31/2009	—	—	—	—
12,755	4,251	—	3.68	9/30/2009	—	—	—	—
20,387	—	—	6.53	12/31/2010	—	—	—	—
4,947	—	—	6.53	12/31/2010	—	—	—	—
—	40,000	—	5.93	5/3/2011	—	—	—	—

Compensation of Directors

The following table provides information concerning the compensation of all directors for the year ended December 31, 2006.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid In Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas Blakeley	—	—	—	—	—	—	—
Bradley Barnes(2)	3,833	8,333	—	—	—	—	12,166
John W. Martin	1,958	8,333	—	—	—	—	10,291
Dario Bianchi	1,125	7,494	—	—	—	—	8,619
Frank Brandenberg	7,958	8,333	—	—	—	—	16,291
James Crofton	8,542	8,333	—	—	—	—	16,875
Michael Katz(3)	4,208	8,333	—	—	—	—	12,541
Robert Simplot	625	2,926	—	—	—	—	3,551

(1)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fair value of stock granted in 2006 in accordance with SFAS 123R. Pursuant to applicable Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	Mr. Barnes resigned from our board of directors effective March 9, 2007.
(3)	Mr. Katz resigned from our board of directors effective January 30, 2007.

Narrative to Director Compensation Table. Directors who are not employees of the Company are paid a $2,500 annual retainer, which is paid in quarterly installments. Additionally, in 2006, each non-employee director received a restricted stock award of 5,000 shares of common stock. The 5,000-share restricted stock grants vest one year after their date of grant. Members of our Audit Committee receive $3,000 annually, with the chairperson of our Audit Committee receiving an additional $3,000 annually. Members of our Compensation Committee receive $2,000 annually, with the chairperson of our Compensation Committee receiving an additional $2,000 annually. Members of our Nominating and Corporate Governance Committee receive $2,000 annually, with the chairperson of our Nominating and Corporate Governance Committee receiving an additional $2,000 annually.

EQUITY INCENTIVE PLAN

In April 2003, our shareholders approved and ratified the American Mold Guard Equity Incentive Plan, the purpose of which is to attract and retain the personnel necessary for our success. The Equity Incentive Plan gives our board of directors the ability to provide incentives through grants of shares of our common, stock options and restricted stock awards to our full-time key employees, consultants and directors.

A total of 425,155 shares of our common stock are reserved for issuance under the Equity Incentive Plan. If an award expires or terminates unexercised or is forfeited to us, the shares of common stock underlying such award become available for further awards under the plan.

The Equity Incentive Plan is administered by the Compensation Committee. Except as may otherwise be provided in the plan, the Compensation Committee has complete authority and discretion to determine the terms of awards granted under the Equity Incentive Plan.

The Equity Incentive Plan authorizes the granting of options, including Incentive Stock options. The Compensation Committee determines the period of time during which a stock option may be exercised, as well as any vesting schedule, except that no stock option may be exercised more than 10 years after its date of grant. The exercise price for shares of our common stock covered by an Incentive Stock Option cannot be less than the fair market value of our common stock on the date of grant; provided that exercise of an Incentive Stock Option granted to an eligible employee that owns more than 10% of the voting power of all classes of our capital stock must be at least 110% of the fair market value of our common stock on the date of grant. The aggregate fair market value of shares subject to an Incentive Stock Option exercisable for the first time by an optionholder may not exceed $100,000 in any calendar year.

The Equity Incentive Plan also authorizes the grant of restricted stock awards on terms and conditions established by the Compensation Committee. The terms and conditions include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture back to us.

In connection with the grant of an option under the Equity Incentive Plan, the applicable stock option agreement may grant stock appreciation rights (SARs) entitling the participant to receive a distribution equal to some or all of the excess of the fair market value of shares covered by the unexercised portion of the corresponding stock option over the exercise price of such shares. Such distributions are payable in cash or shares of common stock, or a combination thereof, as determined by the Compensation Committee. No SAR may be exercised in whole or in part, other than (i) in connection with the contemporaneous surrender without exercise of the corresponding stock option; or (ii) except to the extent the corresponding option is exercisable on the date the SAR is exercised; or (iii) unless the class of stock subject to the option is traded on a national securities exchange or is quoted on the Nasdaq Stock Market.

Our board may terminate the Equity Incentive Plan without shareholder approval or ratification at any time. Unless sooner terminated, the plan will terminate on December 31, 2013. Our board may also amend the Equity Incentive Plan, provided that no amendment will be effective without approval of our shareholders if shareholder approval is required to satisfy any applicable statutory or regulatory requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information as of April 2, 2007 regarding compensation plans for which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (A) (C)
Equity compensation plans approved by security holders	272,808	$4.52	127,347
Equity compensation plans not approved by security holders	—	—	—

Total	272,808	$4.52	127,347

RELATED PARTY TRANSACTIONS

During the first quarter of 2006, our Chief Executive Officer loaned us an aggregate of $100,000. The loan bore interest at the rate of 10% per annum and was paid in full in May 2006 from the proceeds of our initial public offering completed in May 2006.

During 2006, we paid John W. Martin, one of our directors, $174,739 for legal services performed by him on our behalf.

During 2006, we paid Thomas Blakeley, our Chief Executive Officer, and Brad Barnes, a former officer and director of us, bonus payments of $123,859 and $42,373, respectively. The bonus payments were made to Mr. Blakeley and Mr. Barnes in connection with their efforts of consummating our initial public offering on our behalf.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. The rules promulgated by the Securities and Exchange Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Securities and Exchange Commission pursuant to Section 16(a).

To our knowledge, based solely on a review of the copies of such reports furnished to us, and written representations that no other reports were required during the year ended December 31, 2006, all Section 16(a) filing requirements were complied with except for Form 4s not filed on a timely basis for John W. Martin, James Crofton, Frank Brandenberg, Dario Bianchi and Robert Simplot in connection with the issuance of shares of our restricted common stock to these persons in 2006. These transactions were ultimately reported by each of these persons through the filing of Form 5s by each such person.

OTHER MATTERS

Management of American Mold Guard knows of no amendment, variation or other matter to come before the Meeting other than the matters referred to in the Notice of Meeting accompanying the Proxy Statement. However, if any other matter properly comes before the Meeting, the forms of proxy furnished by American Mold Guard will be voted on such matters in accordance with the best judgment of the person or persons voting the proxy.

ANNUAL REPORT AND FINANCIAL STATEMENTS

American Mold Guard’s Annual Report on Form 10-KSB, which includes American Mold Guard’s audited financial statements for the year ended December 31, 2006, has accompanied or preceded this Proxy Statement. You may also access a copy of American Mold Guard’s Annual Report on Form 10-KSB in the Investor Relations section of www.americanmoldguard.com. Upon your request, we will provide, without any charge, a copy of any of American Mold Guard’s filings with the Securities and Exchange Commission. Requests should be directed to American Mold Guard’s Corporate Secretary at American Mold Guard, Inc., 30200 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675.

Appendix A

AMERICAN MOLD GUARD, INC.

AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

Adopted: June 5, 2006

PURPOSE AND POLICY

The primary purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of American Mold Guard, Inc., a California corporation (the “Company”), shall be to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to (i) the Company’s corporate accounting and financial reporting processes, (ii) the Company’s systems of internal accounting and financial controls and audits of financial statements, (iii) the quality and integrity of the Company’s financial statements and reports, and (iv) the qualifications, independence and performance of the firm or firms of certified public accountants engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services (the “Auditors”). The Committee shall also provide oversight assistance in connection with the Company’s legal, regulatory and ethical compliance programs as established by management and the Board.

The policy of the Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Committee, the Auditors and the Company’s financial management.

COMPOSITION

The Committee shall consist of at least three members of the Board. The members of the Committee shall satisfy the independence and financial literacy requirements of The Nasdaq Stock Market (“Nasdaq”) applicable to Committee members as in effect from time to time, when and as required by Nasdaq. At least one member shall satisfy the applicable Nasdaq financial sophistication requirements as in effect from time to time. The members of the Committee shall be appointed by and serve at the discretion of the Board. Vacancies occurring on the Committee shall be filled by the Board. The Committee’s chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the full Committee.

MEETINGS AND MINUTES

The Committee shall hold such regular or special meetings as its members deem necessary or appropriate. The Chairman of the Committee shall arrange with the Secretary of the Company and the Company’s counsel for the completion of an official set of minutes of each Committee meeting. The official minutes shall be approved by the Committee members, signed by the Chairman of the Committee, and shall be given to the Company’s Secretary for filing with the minutes of the meetings of the Committee. The Committee shall report to the Board from time to time and whenever requested to do so by the Board.

AUTHORITY

The operation of the Committee shall be subject to the Bylaws of the Company and Section 311 of the California General Corporation Law, each as may be in effect from time to time. The Committee shall have authority to appoint, determine compensation for, at the expense of the Company, retain and oversee the Auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934, as amended, and the rules thereunder and otherwise to fulfill its responsibilities under this charter. The Committee shall have the authority to obtain, at the expense of the Company, advice and assistance from internal or external advisors and consultants. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder. Other reasonable expenditures for external resources that the Committee deems necessary or appropriate in the performance of its duties are permitted. Expenditures for external resources that are expected to be material and outside the ordinary course of the Committee’s practices shall be recommended by the Committee for the approval of the Board. The Committee shall have authority to require that any of the Company’s personnel, counsel, Auditors, investment bankers or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants. The approval of this Audit Committee Charter shall be construed as a delegation of authority to the Committee with respect to the responsibilities set forth herein.

RESPONSIBILITIES

The Committee shall oversee the Company’s financial reporting process on behalf of the Board, shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the Auditors, who shall report directly and be accountable to the Committee. The Committee’s functions and procedures should remain flexible to address changing circumstances most effectively. To implement the Committee’s purpose and policy, the Committee shall be charged with the following duties and responsibilities with the understanding, however, that the Committee may supplement or (except as otherwise required by applicable laws or rules or the requirements of Nasdaq) deviate from these activities as appropriate under the circumstances:

1. Evaluation and Retention of Auditors. The Committee shall evaluate the performance of the Auditors, to assess their qualifications and to determine whether to retain or to terminate the existing Auditors or to appoint and engage new auditors for the ensuing year.

2. Approval of Audit Engagements. The Committee shall determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of and plans for the audit, the adequacy of staffing, the compensation to be paid, at the Company’s expense, to the Auditors and the negotiation and execution, on behalf of the Company, of the Auditors’ engagement letters, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

3. Approval of Non-Audit Services. The Committee shall determine and approve engagements of the Auditors, prior to commencement of such engagements (unless in compliance with exceptions available under applicable laws and rules related to immaterial aggregate amounts of services), to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid therefor, which approval may be pursuant to preapproval policies and procedures established by the Committee consistent with applicable laws and rules, including the delegation of preapproval authority to one or more Committee members so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

4. Audit Partner Rotation. The Committee shall monitor the rotation of the partners of the Auditors on the Company’s audit engagement team as required by applicable laws and rules and to consider periodically and, if deemed appropriate, adopt a policy regarding rotation of auditing firms.

5. Auditor Conflicts. The Committee shall, at least annually, receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors’ objectivity and independence, and assess and otherwise take appropriate action to oversee the independence of the Auditors.

6. Former Employees of Auditor. The Committee shall consider and, if deemed appropriate, adopt a policy regarding Committee preapproval of employment by the Company of individuals employed or formerly employed by the Auditors and engaged on the Company’s account.

7. Audited Financial Statement Review. The Committee shall review, upon completion of the audit, the financial statements proposed to be included in the Company’s Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission.

8. Annual Audit Results. The Committee shall discuss with management and the Auditors the results of the annual audit, including the Auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

9. Quarterly Results. The Committee shall review and discuss with management and the Auditors the results of the Auditors’ review of the Company’s quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-QSB, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

10. Management’s Discussion and Analysis. The Committee shall review and discuss with management and the Auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis or Plan of Operation” in its periodic reports to be filed with the Securities and Exchange Commission.

11. Press Releases. The Committee shall review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies, which discussions may be general discussions of the type of information to be disclosed or the type of presentation to be made. The Chair of the Committee may represent the entire Committee for purposes of this discussion.

12. Accounting Principles and Policies. The Committee shall review and discuss with management and the Auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under GAAP related to material items discussed with management and any other significant reporting issues and judgments.

13. Risk Assessment and Management. The Committee shall review and discuss with management and the Auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

14. Management Cooperation with Audit. The Committee shall evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management’s response, if any.

15. Management Letters. The Committee shall review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management’s response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

16. National Office Communications. The Committee shall review and discuss with the Auditors communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

17. Disagreements between Auditors and Management. The Committee shall review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

18. Internal Control over Financial Reporting. The Committee shall confer with management and the Auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting including any special audit steps taken in the event of material control deficiencies.

19. Separate Sessions. The Committee shall periodically meet in separate sessions with the Auditors, or other personnel responsible for the internal audit function, and management to discuss any matters that the Committee, the Auditors or management believe should be discussed privately with the Committee.

20. Correspondence with Regulators. The Committee shall consider and review with management, the Auditors, outside counsel, as appropriate, and, in the judgment of the Committee, such special counsel, separate accounting firm and other consultants and advisors as the Committee deems appropriate, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

21. Complaint Procedures. The Committee shall establish procedures, when and as required by applicable laws and rules, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22. Investigations. The Committee shall investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

23. Qualified Legal Compliance Committee. The Committee shall act as the Company’s “qualified legal compliance committee” (the “QLCC”) within the meaning of the rules issued by the Securities and Exchange Commission. As the QLCC, the Committee shall be responsible for handling reports submitted by legal counsel of evidence of a material violation of the securities laws or a breach of a fiduciary duty by the Company or any of its directors, officers, employees or agents. The QLCC shall inform the Board, the Chief Executive Officer and the General Counsel, if any, of any report of evidence of these violations, determine whether an investigation is necessary, and take appropriate action to address these reports. If the QLCC determines that an investigation is necessary or appropriate, it is authorized to initiate an investigation. At the conclusion of such investigation, the QLCC shall inform the Board, the Chief Executive Officer and the General Counsel, if any, of the results of the investigation and recommend the appropriate remedial measures to be taken. The QLCC is authorized to take all other appropriate action, including notifying the Securities and Exchange Commission, if the Company fails in any material respect to implement an appropriate response recommended by the QLCC.]

24. Ethical Compliance. The Committee shall review the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics, as may be amended from time to time, including review and approval of related-party transactions as required by Nasdaq rules.

25. Regulatory and Accounting Initiatives. The Committee shall review with counsel, the Auditors and management, as appropriate, any significant regulatory or other legal or accounting initiatives or matters that may have a material impact on the Company’s financial statements, compliance programs and policies if, in the judgment of the Committee, such review is necessary or appropriate.

26. Proxy Report. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

27. Report to Board. The Committee shall report to the Board with respect to material issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance or independence of the Auditors or such other matters as the Committee deems appropriate from time to time or whenever it shall be called upon to do so.

28. Annual Evaluation and Charter Review. The Committee shall review, discuss and assess its own performance at least annually. The Committee shall also periodically review and assess the adequacy of this Charter and recommend any proposed changes to the Board for its consideration and approval.

29. General Authority. The Committee shall perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing. It shall be the responsibility of management to prepare the Company’s financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee’s responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

AMERICAN MOLD GUARD, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 1, 2007

The undersigned hereby appoints Thomas Blakeley and Paul Bowman, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of American Mold Guard, Inc. to be held at 10:00 a.m., Pacific Time, on June 1, 2007, at the Doubletree Guest Suites Doheny Beach, 34402 Pacific Coast Highway, Dana Point, California 92629, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMERICAN MOLD GUARD. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission, and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)

Annual Meeting of Stockholders

AMERICAN MOLD GUARD, INC.

June 1, 2007

— Please detach and Mail in the Envelope Provided —

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the election of all nominees for election to the Board of Directors and FOR proposals 2 and 3.

1.	ELECTION OF DIRECTORS.

Nominees:
	01) Thomas Blakeley	05) James Crofton			For	To withhold
	02) John W. Martin	06) Robert Simplot	For	Withhold	All	authority to vote,
	03) Dario Bianchi		All	All	Except	mark “For All
	04) Frank Brandenberg		☐	☐	☐	Except” and write
the nominee’s
number on the line
below.

VOTE ON PROPOSALS	For	Against	Abstain

2.      Approve the amendment of the American Mold Guard, Inc. Equity Incentive Plan to increase the number of shares of Common Stock available under the plan by 1,074,845 shares (from 425,155 to 1,500,000 shares).

	☐	☐	☐

3. Ratify the appointment of Haskell & White LLP as our independent auditors for 2007.	☐	☐	☐

4. Transact any other business that is properly presented at the Meeting or any adjournment or postponement of the Meeting.

NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.

	Yes	No
HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

THE UNDERSIGNED HEREBY REVOKES ANY PROXIES HERETOFORE GIVEN.

Dated this day of , 2007
(signature of shareholder)

(signature of shareholder) (if joint owners)

(name of shareholder)

(number of common shares being voted)

NOTES:

1.	If the stockholder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized. If shares of stock are held jointly, both or all of such persons should sign.

2.	This proxy must be dated and the signature hereon should be exactly the same as the name in which the shares are registered. If the proxy is not dated in the above space, it is deemed to bear the date on which it is mailed by the person making the solicitation.

3.	Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

4.	This proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of the Corporate Secretary, American Mold Guard, Inc., 20300 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675, not less than 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time set for the holding of the Meeting or any adjournment thereof. A proxy is valid only at the Meeting in respect of which it is given or any adjournment of that Meeting.